UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33661	74-2421034
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2008, Guaranty Financial Group Inc. (the “Company” or “Guaranty”) announced that Kenneth R. Dubuque, President and Chief Executive Officer of the Company, was elected to serve as Chairman of the Board of Directors in addition to his role as President and Chief Executive Officer. Current board member Larry Temple was elected to serve as Lead Director of Guaranty, a newly created position. Guaranty also announced the election of James J. Unger to the Company’s Board of Directors, as well as the retirements of Kenneth M. Jastrow, II, Leigh M. McAlister, Raul R. Romero, and Bill Walker from the Company’s Board of Directors. All changes were effective as of the close of business on August 25, 2008.

Mr. Unger will serve on Guaranty’s Nominating and Governance Committee, as well as on the board of directors of the Company’s subsidiary, Guaranty Bank.

There is no arrangement or understanding between Mr. Unger and any other person pursuant to which he was appointed as a director of the Company. Mr. Unger does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release relating to these changes in the composition of the Company’s Board of Directors is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated August 26, 2008 announcing the changes in the composition of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: August 26, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President , General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 26, 2008 announcing the changes in the composition of the Board of Directors.